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Exhibit 5.1

         Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522

            , 2004

ALLETE, Inc.
30 West Superior Street
Duluth, MN 55802-2093

  Re:
  ADESA, Inc.
  Registration Statement on Form S-1
  (File No. 333-113499)

Ladies and Gentlemen:

        We have acted as special counsel to ALLETE, Inc., a Minnesota corporation, the indirect parent company of ADESA, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 7,187,500 shares (including 937,500 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-1 (File No. 333-113499) as filed with the Securities and Exchange Commission (the "Commission") on March 11, 2004 under the Act and Amendments No. 1 through No. [    ] thereto (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of underwriting agreement relating to the Common Stock (the "Underwriting Agreement"), proposed to be entered into by and among the Company, as issuer, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware; (v) the Amended and Restated By-Laws of the Company, certified by the Secretary of the Company; and (vi) resolutions of the Board of Directors of the Company, adopted on             , 2004, relating to the issuance and registration of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

        Our opinions set forth herein are limited to the Delaware General Corporate Law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined-on-Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on-Law or as to the effect of any such non-opined-on law on the opinions herein stated.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered and (ii) certificates representing the Shares have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1